Exhibit 10(d5)

SEVENTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

     The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective January 1, 2003 by adding the following participating employers at the end of the list therein contained:

Name of	Type of	State of	Date of
Employer	Entity	Organization	Participation
Sunrise Bank of Arizona Sunrise Bank of Albuquerque	Banking Corp. Banking Corp.	Arizona New Mexico	January 1, 2003 January 1, 2003

CAPITOL BANCORP LIMITED
Dated: January 1, 2003	By:	/s/ Joseph D. Reid
Joseph D. Reid
Chairman and CEO

SUNRISE BANK OF ARIZONA
Dated: January 1, 2003	By:	/s/ William D. Hinz
William D. Hinz
President and CEO

SUNRISE BANK OF ALBUQUERQUE
Dated: January 1, 2003	By:	/s/ Fred Bernson
Fred Bernson
President